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Exhibit 10.13

          Short-term note with American National Bank & Trust Company of Chicago as of April 30, 1995, setting forth the terms of the Parent Company's $2,000,000 short-term debt agreement.
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American National Bank
and Trust Company of Chicago
33 North LaSalle Street/Chicago, Illinois 60690/(312) 661-5000

April 30, 1995

Brenton Banks, Inc.
Capital Square
400 Locust
Des Moines, Iowa 50304

Gentlemen:

This letter will replace the previous Letter Agreement regarding the negative pledge on Brenton Bank stock dated April 30, 1994. This letter is in reference to the certain Promissory Note dated 4/30/95, both by Brenton Banks, Inc. ("Brenton") in favor of American National Bank and Trust Company of Chicago ("ANB") in connection with a commitment in the amount of $2,000,000 to be extended by ANB to Brenton and any subsequent renewals and modification ("Commitment").

In consideration of ANB providing the Commitment, Brenton hereby covenants that it will not create, assume or suffer to exist, any Lien upon the stock of a Subsidiary bank.

For the purpose of this Letter Agreement, the following definitions shall apply:

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

     "Subsidiary" shall mean a corporation with respect to which more than 50% of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by Brenton or by one or more Subsidiaries of Brenton.
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Page 2
April 30, 1995

If the foregoing correctly states your understanding of our agreement, please execute the enclosed copy of the Letter Agreement in the space indicated and return it to Catherine Bunch, Correspondent Banking Officer of ANB.

American National Bank and Trust
Company of Chicago

By: /s/ Catherine A. Bunch
Its:  Officer

Accepted and agreed to this 30th day of April, 1995

Brenton Banks, Inc.

By: /s/ Steven T. Schuler (hand written)
        Steven T. Schuler (printed)
Its:  Chief Financial Officer/Treasurer/Secretary
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PROMISSORY NOTE (UNSECURED)

Grid Note Max                               Chicago, Illinois April 30, 1995
$2,000,000.00                                             Due April 30, 1996

     FOR VALUE RECEIVED the undersigned (jointly and severally if more than one) ("Borrower"), promises to pay to the order of AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO ("Bank"), at its principal place of business in Chicago, Illinois or such other place as Bank may designate from time to time hereafter, the principal sum of Two Million and no/100 Dollars, or such lesser principal sum as may then be owed by Borrower to Bank hereunder.

     Borrower's obligations and liabilities to Bank under this Note ("Borrowers Liabilities") shall be due and payable on April 30, 1996.

     The unpaid principal balance of Borrower's Liabilities due hereunder shall bear interest from the date hereof until paid, computed as follows (DELETE INAPPLICABLE PROVISIONS): (i)XXXXX (ii) at a daily rate equal to the daily rate equivalent of 0% per annum (computed on the basis of a 360-day year and actual days elapsed) in excess of the rate of interest announced or published publicly from time to time by Bank as its prime or base rate of interest (the "Base Rate"); provided, however, that in the event that any of Borrower's Liabilities are not paid when due, the unpaid amount of Borrower's Liabilities shall bear interest after the due date until paid at a rate equal to the sum of (a) the rate in effect prior to the due date and (b) 3%.

     If the rate of interest to be charged by Bank to Borrower hereunder is that specified in clause (ii) such rate shall fluctuate hereafter from time to time concurrently with, and in an amount equal to, each increase or decrease in the Base Rate, whichever is applicable.

     Accrued interest shall be payable by Borrower to Bank with each principal installment of Borrower's Liabilities due hereunder, or as billed by Bank to Borrower, at Bank's principal place of business, or at such other place as Bank may designate from time to time hereafter.

     Borrower warrants and represents to Bank that Borrower shall use the proceeds represented by this Note solely for proper business purposes, and consistently with all applicable laws and statutes.

The occurrence of any one of the following events shall constitute a default by the Borrower ("Event of Default") under this Note: (a) if Borrower fails pay any of Borrower's Liabilities when due and payable; (b) if Borrower fails to perform, keep or observe any term, provision, condition, covenant, warranty, or representation contained in this Note which is required to be performed, kept, or observed by Borrower; (c) occurrence of a default or an event of default under any agreement, instrument or document heretofore, now or at any time hereafter delivered by or on behalf of Borrower to Bank; (d) occurrence of a default or an event of default under any agreement, instrument or document heretofore, now or at any time hereafter delivered to Bank by any guarantor or Borrower's Liabilities; (e) if any of Borrower's assets are attached, seized, subjected to a writ of distress warrant, or are levied upon or become subject to any lien or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors;
(f) if Borrower or any guarantor of Borrower's Liabilities becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due, if a petition under any section or chapter of the Bankruptcy Reform Act of 1978 or any similar law or regulation is filed by or against Borrower or any such guarantor, if Borrower or any such guarantor shall make an assignment for the benefit of creditors, if any case or proceeding is filed by or against Borrower or any such guarantor for its dissolution or liquidation, or upon the death or incompetency of Borrower or any such guarantor, or the appointment of a conservator for all or any portion of Borrower's assets; or (g) if a contribution failure occurs with respect to any pension plan maintained by Borrower or any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses (as described in Sections 414(b) and (c) of the Internal Revenue Code of 1986 or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") sufficient to give rise to a lien under Section 302(f) of ERISA; or (h) if Bank is reasonably insecure.

     Upon the occurrence of an Event of Default, at Bank's option, without notice by Bank to or demand by Bank of Borrower, all of Borrower's Liabilities shall be due and payable forthwith.

     All of Bank's rights and remedies under this Note are cumulative and non-exclusive. The acceptance by Bank of any partial payment made hereunder after the time when any of Borrower's Liabilities become due and payable will not establish a custom, or waive any rights of Bank to enforce prompt payment hereof. Bank's failure to require strict performance by Borrower of any provision of this Note shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any waiver of an Event of Default hereunder shall not suspend, waive or affect any other Event of Default hereunder. Borrower and every endorser waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note, and hereby ratify and confirm whatever Bank may do in this regard. Borrower further waives any and all notice or demand to which Borrower might be entitled with respect to this Note by virtue of any applicable statute or law (to the extent permitted by law).

     Borrower agrees to pay, upon Bank's demand therefor, any and all costs, fees and expenses (including attorneys' fees, costs and expenses) incurred by Bank (i) in enforcing any of Bank's rights hereunder, and (ii) in representing Bank in any litigation, contest, suit or dispute, or to commence, defend or intervene or to take any action with respect to any litigation, contest, suit or dispute (whether instituted by Bank, Borrower or any other person) in any way relating to this Note or Borrower's Liabilities, and to the extent not paid the same shall become part of Borrower's Liabilities hereunder.

     This Note shall be deemed to have been submitted by Borrower to Bank at Bank's principal place of business and shall be deemed to have been made thereat. This Note shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law and in all other respects.

     TO INDUCE BANK TO ACCEPT THIS NOTE, BORROWER, IRREVOCABLY, AGREES THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS NOTE SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH.

     BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

C/O Brenton Banks, Inc.           Brenton Banks, Inc.
400 Locust, Box 961               By:  /s/ Robert L. DeMeulenare (signature)
Des Moines, IA 50304              Its:  President (title)
     Address                      By:  /s/ Steven T. Schuler (signature)
                                  Its:  Chief Financial Officer/Treasurer/
                                        Secretary (title)

F77-3575 R-6-90
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